Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ulrich Schmidt, Terrence G. Linnert, Sally L. Geib and Kenneth L. Wagner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable Goodrich Corporation (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of post-effective amendments to the Company’s Registration Statement on Form S-8 (SEC File No. 333-77023), including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to any such post-effective amendments, and to any and all instruments or documents filed as part of or in connection with such post-effective amendments; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 19th day of April, 2005.

/s/ Diane C. Creel	/s/ George A. Davidson, Jr.

Diane C. Creel	George A. Davidson, Jr.
Director	Director

/s/ Harris E. DeLoach Jr.	/s/ James W. Griffith

Harris E. DeLoach, Jr.	James W. Griffith
Director	Director

/s/ William R. Holland	/s/ Scott E. Kuechle

William R. Holland	Scott E. Kuechle
Director	Vice President and Controller
(Principal Accounting Officer)

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/s/ Marshall O. Larsen	/s/ Douglas E. Olesen

Marshall O. Larsen	Douglas E. Olesen
Chairman, President and	Director
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Alfred M. Rankin, Jr.	/s/ Ulrich Schmidt

Alfred M. Rankin, Jr.	Ulrich Schmidt
Director	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ James R. Wilson	/s/ A. Thomas Young

James R. Wilson	A. Thomas Young
Director	Director

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